Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-288278

Prospectus Supplement No. 2

(To Prospectus dated July 10, 2025)

The Generation Essentials Group

16,220,000 CLASS A ORDINARY SHARES UNDERLYING WARRANTS, 57,401,944 CLASS A ORDINARY SHARES AND 11,120,000 WARRANTS OF

THE GENERATION ESSENTIALS GROUP

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated July 10, 2025 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-288278), as amended and supplemented, with the information contained in our Current Report on Form 6-K, furnished with the Securities and Exchange Commission on August 20, 2025. The Prospectus relates to (i) the issuance by The Generation Essentials Group of up to 16,220,000 Ordinary Shares upon exercise of the Warrants, and (ii) the offer and resale from time to time by the selling securityholders identified in the Prospectus or their pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) of up to (a) 57,401,944 Ordinary Shares (including 11,120,000 Ordinary Shares issuable upon the exercise of the Sponsor Warrants), and (b) up to 11,120,000 Sponsor Warrants.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Ordinary Shares and Warrants are listed on the New York Stock Exchange, or NYSE, under the trading symbols “TGE” and “TGE WS,” respectively. On August 19, 2025, the closing price of our Ordinary Shares on NYSE was $3.33 per share, and the closing price of our Warrants on NYSE was $0.3 per warrant.

We may further amend or supplement the Prospectus and this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire Prospectus, this prospectus supplement and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 20, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of August 2025

Commission File Number: 001-42686

The Generation Essentials Group

(Translation of registrant’s name into English)

66 rue Jean-Jacques Rousseau

75001 Paris

France

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☐      Form 40-F ☐

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release – The Generation Essentials Group and Black Spade Acquisition II Co Complete Business Combination
99.2	Press Release – AMTD IDEA, AMTD Digital, and TGE Propose to Launch Crypto Conversion Program
99.3	Press Release – AMTD IDEA, AMTD Digital, and TGE Announce Long Term Commitment from All Executive Directors and Core Management of Key Operations and Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Generation Essentials Group

By:	/s/ Feridun Hamdullahpur
Name:	Dr. Feridun Hamdullahpur
Title:	Director

Date: August 20, 2025

Exhibit 99.1

TGE-Sponsored SPAC Files Registration Statement with SEC for Initial Public Offering

August 19, 2025

PARIS and NEW YORK, Aug. 19, 2025 /PRNewswire/ -- The Generation Essentials Group (NYSE: TGE) (the “Company” or “TGE”), a global media and entertainment ecosystem covering high fashion, arts, lifestyle, cultural, entertainment as well as F&B, announces that as a first step to implement its previously announced business expansion and acquisition strategy, the special purpose acquisition company (“SPAC”) sponsored by the Company, TGE Value Creative Solutions Corp, has publicly filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) for a proposed initial public offering of units. TGE Value Creative Solutions Corp intends to list its units, each consisting of one Class A ordinary shares and one-half of one redeemable warrant, on The Nasdaq Stock Market LLC.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the size, price or other terms of the offering.

About The Generation Essentials Group

The Generation Essentials Group (NYSE: TGE), jointly established by AMTD Group, AMTD IDEA Group (NYSE: AMTD; SGX: HKB) and AMTD Digital Inc. (NYSE: HKD), is headquartered in France and focuses on global strategies and developments in multi-media, entertainment, and cultural affairs worldwide as well as hospitality and VIP services. TGE comprises L’Officiel, The Art Newspaper, movie and entertainment projects. Collectively, TGE is a diversified portfolio of media and entertainment businesses, and a global portfolio of premium properties.

About AMTD Group

AMTD Group is a conglomerate with a core business portfolio spanning across media and entertainment, education and training, and premium assets and hospitality sectors.

About AMTD IDEA Group

AMTD IDEA Group (NYSE: AMTD; SGX: HKB) represents a diversified institution and digital solutions group connecting companies and investors with global markets. Its comprehensive one-stop business services plus digital solutions platform addresses different clients’ diverse and inter-connected business needs and digital requirements across all phases of their life cycles. AMTD IDEA Group is uniquely positioned as an active super connector between clients, business partners, investee companies, and investors, connecting the East and the West. For more information, please visit www.amtdinc.com or follow us on X (formerly known as “Twitter”) at @AMTDGroup.

About AMTD Digital Inc.

AMTD Digital Inc. (NYSE: HKD) is a comprehensive digital solutions platform headquartered in France. Its one-stop digital solutions platform operates key business lines including digital media, content and marketing services, investments as well as hospitality and VIP services. For AMTD Digital’s announcements, please visit https://ir.amtdigital.net/investor-news.

Safe Harbor Statement

This press release contains statements that may constitute “forward-looking” statements pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “aims,” “future,” “intends,” “plans,” “believes,” “estimates,” “likely to,” and similar statements. Statements that are not historical facts, including statements about the beliefs, plans, and expectations of TGE, AMTD IDEA Group and/or AMTD Digital, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Further information regarding these and other risks is included in the filings of TGE, AMTD IDEA Group and AMTD Digital with the SEC. All information provided in this press release is as of the date of this press release, and none of TGE, AMTD IDEA Group and AMTD Digital undertakes any obligation to update any forward-looking statement, except as required under applicable law.

Exhibit 99.2

AMTD IDEA, AMTD Digital, and TGE Propose to Launch Crypto Conversion Program

August 19, 2025

PARIS, NEW YORK and SINGAPORE, Aug. 19, 2025 /PRNewswire/ -- AMTD IDEA Group (“AMTD IDEA Group”) (NYSE: AMTD; SGX: HKB), a NYSE and SGX-ST dual-listed company and a subsidiary of AMTD Group Inc., AMTD Digital Inc. (“AMTD Digital”) (NYSE: HKD), a controlled and consolidated subsidiary of AMTD IDEA Group, and The Generation Essentials Group (NYSE: TGE), a controlled and consolidated subsidiary of AMTD Digital, jointly announced their plans to initiate a program for the respective listed company to exchange newly issued ordinary shares (including in the form of American depositary shares) of such listed company for certain cryptocurrencies (such as Bitcoin (BTC), Ethereum (ETH), Tether (USDT), BNB (BNB), USD Coin (USDC)) through transactions with interested cryptocurrency holders at mutually agreed pricing, based on prevailing market valuations and subject to applicable laws and regulations (each a “AMTD cryptocurrency conversion program”).

Exchange under the AMTD cryptocurrency conversion program may be arranged across any number of our companies, allowing for a combination of securities rather than a single allocation.

AMTD and TGE believe that the cryptocurrency world sets forth a newer form of currencies in the new world, but a well balanced and diversified mix for asset allocation would still be important and fundamental for cryptocurrencies’ holders, for purposes of risk diversification and financial healthiness, similar to holders with concentrations in a certain asset class, be it liquid or fixed, public market or private markets, equity or fixed income, traditional fiat currency or cryptocurrencies etc.

This program is a component of our core missions to have the three listed companies under AMTD Group act as the conduit and effective means of diversification and asset allocation fuser for cryptocurrencies’ holders. Securities of these three listed companies are all listed on the New York Stock Exchange and we plan to make available these securities, under terms and conditions to be mutually agreed, to cryptocurrency holders and to serve as a bridge connecting the world of crypto assets with one of the world’s leading stock exchanges.

In the future, AMTD Group, a conglomerate with well diversified businesses and investments across digital bank, media and entertainment, hospitality and F&B services, private education and community services, is committed to developing and offering more opportunities and support to cryptocurrency holders around the world to facilitate and better their experiences in asset allocation and diversification, leisure and VIP experiences, and improve their financial education and literacy.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AMTD Group

AMTD Group is a conglomerate with a core business portfolio spanning across media and entertainment, education and training, and premium assets and hospitality sectors.

About AMTD IDEA Group

AMTD IDEA Group (NYSE: AMTD; SGX: HKB) represents a diversified institution and digital solutions group connecting companies and investors with global markets. Its comprehensive one-stop business services plus digital solutions platform addresses different clients’ diverse and inter-connected business needs and digital requirements across all phases of their life cycles. AMTD IDEA Group is uniquely positioned as an active super connector between clients, business partners, investee companies, and investors, connecting the East and the West. For more information, please visit www.amtdinc.com or follow us on X (formerly known as “Twitter”) at @AMTDGroup.

About AMTD Digital Inc.

AMTD Digital Inc. (NYSE: HKD) is a comprehensive digital solutions platform headquartered in France. Its one-stop digital solutions platform operates key business lines including digital media, content and marketing services, investments as well as hospitality and VIP services. For AMTD Digital’s announcements, please visit https://ir.amtdigital.net/investor-news.

About The Generation Essentials Group

The Generation Essentials Group (NYSE: TGE), jointly established by AMTD Group, AMTD IDEA Group (NYSE: AMTD; SGX: HKB) and AMTD Digital Inc. (NYSE: HKD), is headquartered in France and focuses on global strategies and developments in multi-media, entertainment, and cultural affairs worldwide as well as hospitality and VIP services. TGE comprises L’Officiel, The Art Newspaper, movie and entertainment projects. Collectively, TGE is a diversified portfolio of media and entertainment businesses, and a global portfolio of premium properties.

Safe Harbor Statement

This press release contains statements that may constitute “forward-looking” statements pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “aims,” “future,” “intends,” “plans,” “believes,” “estimates,” “likely to,” and similar statements. Statements that are not historical facts, including statements about the beliefs, plans, and expectations of AMTD IDEA Group and/or AMTD Digital, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Further information regarding these and other risks is included in the filings of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group with the SEC. All information provided in this press release is as of the date of this press release, and none of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group undertakes any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

For AMTD IDEA Group:
IR Office
AMTD IDEA Group
EMAIL: ir@amtdinc.com

For AMTD Digital Inc.:
IR Office
AMTD Digital Inc.
EMAIL: ir@amtdigital.net

For The Generation Essentials Group:
IR Office
The Generation Essentials Group
EMAIL: tge@amtd.world

Exhibit 99.3

AMTD IDEA, AMTD Digital, and TGE Announce Long Term Commitment from All Executive Directors and Core Management of Key Operations and Subsidiaries

PARIS, NEW YORK and SINGAPORE, Aug 20, 2025 /PRNewswire/ -- AMTD IDEA Group (“AMTD IDEA Group”) (NYSE: AMTD; SGX: HKB), a NYSE and SGX-ST dual-listed company and a subsidiary of AMTD Group Inc.(“AMTD Group”), AMTD Digital Inc. (“AMTD Digital”) (NYSE: HKD), a controlled and consolidated subsidiary of AMTD IDEA Group, and The Generation Essentials Group (“TGE”) (NYSE: TGE), a controlled and consolidated subsidiary of AMTD Digital, jointly announced that all executive directors and core management of key operations and subsidiaries have entered into voluntary lock-up agreements in respect of all of their holdings in AMTD IDEA Group, AMTD Digital and TGE, signaling a powerful vote of confidence in the long-term strategy and growth potential of the AMTD listed entities.

Specifically, all executive officers and management of key operations and subsidiaries have undertaken not to sell any equity securities they own in AMTD IDEA, AMTD Digital and TGE in the open market for 2 years commencing on the date of this press releases. This extends the existing lock-up commitments from the executive officers of AMTD IDEA and AMTD Digital in respect of their equity securities in AMTD IDEA and AMTD Digital to include also the core management team as well as TGE.

As previously announced, AMTD Group, AMTD IDEA Group and AMTD Digital have also committed to a lock up in respect of their equity securities in TGE for a period of 3 years from June 3, 2025, the date TGE consummated its business combination with Black Spade Acquisition II Co.

About AMTD Group Inc.

AMTD Group is a conglomerate with a core business portfolio spanning across media and entertainment, education and training, and premium assets and hospitality sectors.

About AMTD IDEA Group

AMTD IDEA Group (NYSE: AMTD; SGX: HKB) represents a diversified institution and digital solutions group connecting companies and investors with global markets. Its comprehensive one-stop business services plus digital solutions platform addresses different clients’ diverse and inter-connected business needs and digital requirements across all phases of their life cycles. AMTD IDEA Group is uniquely positioned as an active super connector between clients, business partners, investee companies, and investors, connecting the East and the West. For more information, please visit www.amtdinc.com or follow us on X (formerly known as “Twitter”) at @AMTDGroup.

About AMTD Digital Inc.

AMTD Digital Inc. (NYSE: HKD) is a comprehensive digital solutions platform headquartered in France. Its one-stop digital solutions platform operates key business lines including digital media, content and marketing services, investments as well as hospitality and VIP services. For AMTD Digital’s announcements, please visit https://ir.amtdigital.net/investor-news.

About The Generation Essentials Group

The Generation Essentials Group (NYSE: TGE), jointly established by AMTD Group, AMTD IDEA Group (NYSE: AMTD; SGX: HKB) and AMTD Digital Inc. (NYSE: HKD), is headquartered in France and focuses on global strategies and developments in multi-media, entertainment, and cultural affairs worldwide as well as hospitality and VIP services. TGE comprises L’Officiel, The Art Newspaper, movie and entertainment projects. Collectively, TGE is a diversified portfolio of media and entertainment businesses, and a global portfolio of premium properties.

Safe Harbor Statement

This press release contains statements that may constitute “forward-looking” statements pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “aims,” “future,” “intends,” “plans,” “believes,” “estimates,” “likely to,” and similar statements. Statements that are not historical facts, including statements about the beliefs, plans, and expectations of AMTD IDEA Group and/or AMTD Digital, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Further information regarding these and other risks is included in the filings of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group with the SEC. All information provided in this press release is as of the date of this press release, and none of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group undertakes any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

For AMTD IDEA Group:

IR Office

AMTD IDEA Group

EMAIL: ir@amtdinc.com

For AMTD Digital Inc.:

IR Office

AMTD Digital Inc.

EMAIL: ir@amtdigital.net

For The Generation Essentials Group:

IR Office

The Generation Essentials Group

EMAIL: tge@amtd.world